Exhibit 23(e)(xiv) under Form N-1A
                                        Exhibit 1 under Item 601/Reg. S-K



                                    EXHIBIT M

                                     to the

                             Distribution Agreement

                               THE WACHOVIA FUNDS

                                 CLASS A SHARES

                                 CLASS Y SHARES

                 Wachovia Intermediate Fixed Income Fund

      In consideration of the mutual covenants set forth in the Distribution Agreement (the "Agreement") dated March 9, 1992 between The Wachovia Funds and Federated Securities Corp. ("FSC"), The Wachovia Funds executes and delivers this Exhibit on behalf of the Portfolios first set forth in this Exhibit.

      FSC shall retain the initial sales charge, if any, on purchases of shares of the above Portfolios as set forth in The Wachovia Funds' Registration Statement. FSC is authorized to collect the gross proceeds derived from the sale of such shares, remit the net asset value thereof to the applicable Portfolio upon receipt of the proceeds and retain the initial sales charge, if any.

      FSC may reallow any or all of the initial sales charges which it is paid under the Agreement to such brokers and other financial institutions as FSC may from time to time determine.

      Witness the due execution hereof this 4th day of March, 1998.

                                          The Wachovia Funds

                                          By:./S/ JOHN W. MCGONIGLE
                                             --------------------------
                                          Name:  John W. McGonigle
                                          Title:  President


                                          Federated Securities Corp.



                                          By: /S/ BYRON F. BOWMAN
                                             --------------------------
                                          Name:  Byron F. Bowman
                                          Title:  Vice President